Exhibit 4.5

EMPLOYEE STOCKHOLDER’S AGREEMENT

This Employee Stockholder’s Agreement (this “Agreement”) is entered into as of               , 200   between Bristol West Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned, as set forth on the signature page hereof (the “Employee Stockholder”) (the Company and the Employee Stockholder being hereinafter collectively referred to as the “Parties”).

WHEREAS, this Agreement is one of several other agreements (“Other Employee and Management Stockholders’ Agreements”) which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Employee and Management Stockholders”); and

WHEREAS, the Company and the Employee Stockholder have agreed that the Employee Stockholder may purchase a certain number of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) and the Employee Stockholder will receive a certain number of options to purchase Common Stock (“Options”) pursuant to the terms of the 1998 Option Plan of the Company (the “Option Plan”) and the “Non-Qualified Stock Option Agreement” attached hereto as Exhibit A.

NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:

1.                                       Common Stock; Issuance of Options.  (a) Subject to the terms and conditions hereinafter set forth, the Company may, from time to time, choose to provide the Employee Stockholder with the opportunity to purchase, and the Employee Stockholder may purchase shares of Common Stock (the “Issued Stock”) at a purchase price per share to be determined at such time as the Company offers the Employee Stockholder the opportunity to purchase such stock.  The number of shares of Issued Stock to be sold by the Company and purchased by the Employee Stockholder is set forth on the signature page hereof.  The Company shall have no obligation to sell any Issued Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Issued Stock to him or her would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.

(b)                                 Subject to the terms and conditions hereinafter set forth, the Company shall issue to the Employee Stockholder the Options and the Parties shall execute and deliver to each other copies of the Non-Qualified Stock Option Agreement concurrently with the issuance of the Options.  For purposes of this Agreement, the “Base Price” shall be $           per share of Common Stock and the Effective Date shall be                 , 200   (the “Effective Date”).

2.                                       Employee Stockholder’s Representations, Warranties and Agreements.  (a) The Employee Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a “transfer”) any shares of the Issued Stock and, at the time of exercise, the Common Stock issuable upon exercise of the Options (the “Option Stock” and, collectively with

Contract A

the Issued Stock, the “Stock”) unless such transfer complies with Section 3 of this Agreement.  If the Employee Stockholder is an “affiliate” (as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted by the Board of Directors of the Company) of the Company (an “Affiliate”), the Employee Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless:

(i)             the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws or

(ii)          (A) counsel for the Employee Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Employee Stockholder is a citizen or resident of any country other than the United States, or the Employee Stockholder desires to effect any transfer in any such country, counsel for the Employee Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 4, 5 or 6 hereof, (y) a transfer upon the death of the Employee Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries (the “Employee Stockholder’s Estate”) or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Employee Stockholder, his spouse or his lineal descendants (a “Employee Stockholder’s Trust”), provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b)                                 The certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE EMPLOYEE STOCKHOLDER’S AGREEMENT DATED AS OF                        , 200   BETWEEN BRISTOL WEST HOLDINGS, INC. (THE “COMPANY”) AND THE EMPLOYEE STOCKHOLDER NAMED ON THE FACE HEREOF (A

COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(c)                                  The Employee Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop- transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.  The Employee Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Employee Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d)                                 If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Employee Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the “SEC”).

(e)                                  The Employee Stockholder agrees that, if any shares of the Common Stock of the Company are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Employee Stockholder will not effect any public sale or distribution of any shares of the Common Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f)                                    The Employee Stockholder represents and warrants that (i) with respect to the Issued Stock, if any, he has received and reviewed the document(s) comprising the Private Placement Memorandum, dated              , 200  , (the “Private Placement Memorandum,”) relating to the Issued Stock, if any, and the documents referred to therein, certain of which documents set forth the rights, preferences, and restrictions relating to the Issued Stock, and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Issued Stock, if any, and to verify the Private Placement Memorandum and the information contained in the information received as indicated in this Section 2(f)(ii), and he has relied solely on such information.

(g)                                 The Employee Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

3.                                       Restriction on Transfer.  Except for transfers permitted by clauses (x), (y) and (z) of Section 2(a) or a sale of shares of Stock pursuant to an effective registration statement under the Act filed by the Company or pursuant to the Sale Participation Agreement (as defined below), the Employee Stockholder agrees that he will not transfer any shares of the Stock at any time prior to the fifth anniversary of the Effective Date.  No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

4.                                       Right of First Refusal.  If, prior to the later of the fifth anniversary of the Effective Date or a Public Offering (as hereinafter defined), the Employee Stockholder receives a bona fide offer to purchase any or all of his shares of Stock (the “Offer”) from a third party (the “Offeror”) which the Employee Stockholder wishes to accept, the Employee Stockholder shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer.  The Employee Stockholder’s notice shall contain an irrevocable offer to sell such shares of Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a copy of the Offer (which shall identify the Offeror).  At any time within 30 days after the date of the receipt by the Company of the Employee Stockholder’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company’s Board of Directors, by delivering a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Employee Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Employee Stockholder.  If at the end of such 30 day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Employee Stockholder may during the succeeding 60 day period sell not less than all of the shares of Stock covered by the Offer to the Offeror at a price and on terms no less favorable to the Employee Stockholder than those contained in the Offer.  Promptly after such sale, the Employee Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of 60 days following the expiration of the 30 day period for the Company to purchase the Stock, the Employee Stockholder has not completed the sale of such shares of the Stock as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

5.                                       Employee Stockholder’s Resale of Stock and Options to the Company

Upon The Employee Stockholder’s Death or Disability or in the Case of Certain Terminations of Employment.  (a)  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (x)(i) the Employee Stockholder is still in the employ of the Company or any subsidiary of the Company or (ii) the Employee Stockholder has retired from the Company and its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Effective Date and (y) the Employee Stockholder either dies or becomes permanently disabled, then the Employee Stockholder, the Employee Stockholder’s Estate or a Employee Stockholder’s Trust (each, an “Employee Stockholder Entity”), shall, for twelve (12) months following the date of death or permanent disability, have the right:

(A)      with respect to the Stock, to sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Employee Stockholder Entities, at the Section 5(a) Repurchase Price, as determined in accordance with Section 7; and

(B)        with respect to the Options, to require the Company to pay to the applicable Employee Stockholder Entities, an additional amount equal to the Option Excess Price, if any, as provided in Section 8(b), in respect of the termination of all or any portion of outstanding exercisable Options held by the applicable Employee Stockholder, and all other outstanding Options will be dealt with in accordance with Section 8(c) hereof.

(b)                                 In the event the applicable Employee Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Entities shall send written notice to the Company of their intention to sell shares of Stock in exchange for the payment referred in Section 5(a)(A) and/or to terminate such Options in exchange for the payment referred to in Section 5(a)(B) and shall indicate the number of shares of Stock to be sold and the number of Options to be terminated with payment in respect thereof (the “Redemption Notice”).  The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice.  The applicable Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the applicable Employee Stockholder Entities, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Employee Stockholder Entities, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Employee Stockholder Entities or any duly authorized representative.  For purposes of this Agreement, the Employee Stockholder shall be deemed to have a “permanent disability” if the Employee Stockholder is unable to engage in the activities required by the Employee Stockholder’s job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(c)                                  Notwithstanding anything in Section 5(a) to the contrary and subject to Section 11(a), if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (the “DGCL”) or would otherwise violate the DGCL (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Employee Stockholder Entities, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 5(a), the number of Exercisable Option Shares (as defined in Section 8) for purposes of calculating the Option Excess Price payable under this Section 5(c) shall be the number of Exercisable Option Shares, specified in the Redemption Notice and held by the applicable Employee Stockholder Entities, at the time of delivery of a Redemption Notice in accordance with Section 5(b) hereof; provided, further, that the Repurchase Calculation Date shall be determined in accordance with Section 7 as of the Repurchase Eligibility Date (unless, in a repurchase pursuant to Section 5(a), the Section 5(a) Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Event had occurred).  All Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the repurchase of such Options pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

6.                                       The Company’s Option to Repurchase Stock and Options of Employee Stockholder. (a)  If, prior to the fifth anniversary of the Effective Date, (i) the Employee Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company with Cause, (ii) the beneficiaries of a Employee Stockholder’s Trust shall include any person or entity other than the Employee Stockholder, his spouse or his lineal descendants, or (iii) the Employee Stockholder shall effect a transfer of any of the Stock other than as permitted in this Agreement (each, a “Section 6(a) Call Event”), then the Company shall have the right:

(A)      with respect to the Stock, to purchase all or any portion of the shares of the Stock then held by the applicable Employee Stockholder Entities at the Section 6(a) Repurchase Price determined in accordance with Section 7 hereof; and

(B)        with respect to the Options, if the Company exercises the call rights granted under this Section 6(a), all Options (whether or not then exercisable) held by the applicable Employee Stockholder Entities will terminate immediately without payment in respect thereof.

(b)                                 If, prior to the fifth anniversary of the Effective Date, (i) the Employee Stockholder’s employment is terminated as a result of the death or permanent disability of the Employee Stockholder or (ii) if the Employee Stockholder dies or becomes permanently disabled after the retirement of the Employee Stockholder from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Effective Date, (each a “Section 6(b) Call Event”), then the Company shall have the right:

(A)      with respect to the Stock, to purchase all or any portion of the shares of Stock then held by the applicable Employee Stockholder Entities at the Section 5(a) Repurchase Price determined in accordance with Section 7 hereof; and

(B)        with respect to the Options, if the Company exercises the call rights granted under this Section 6(b) to an additional amount equal to the Option Excess Price, if any, as provided in Section 8(b), in respect of the outstanding exercisable Options so called to be paid by the Company and all other outstanding Options shall be dealt with in accordance with Section 8(c) hereof.

(c)                                  If, prior to the fifth anniversary of the Effective Date, the Employee Stockholder’s employment is terminated as a result of a termination (i) by the Employee Stockholder with Good Reason or (ii) upon the retirement of the Employee Stockholder from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Effective Date, or (iii) by the Company without Cause (each, a “Section 6(c) Call Event”), then the Company shall have the right:

(A)      with respect to the Stock, to purchase all or any portion of the shares of Stock then held by the applicable Employee Stockholder Entities at the Section 6(c) Repurchase Price determined in accordance with Section 7 hereof; and

(B)        with respect to the Options, if the Company exercises the call rights granted under this Section 6(c), then the Company may purchase all or any portion of exercisable Options for an amount equal to the Option Excess Price, as provided in Section 8(b), and all other outstanding Options will be dealt with in accordance with the terms of Section 8(b) and 8(c) hereof.

(d)                                 If, prior to the fifth anniversary of the Effective Date, the Employee Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Employee Stockholder without Good Reason (a “Section 6(d) Call Event”), then the Company shall have the right:

(i)             with respect to the Stock, to purchase all or any portion of the shares of the Stock then held by the applicable Employee Stockholder Entities at the Section 6(d) Repurchase Price determined in accordance with Section 7 hereof; and

(ii)          with respect to the Options, if the Company exercises the call rights granted under this Section 6(d), the Company may purchase all or any portion of exercisable Options held by the applicable Employee Stockholder Entities, for an amount equal to the Option Excess Price, as provided in Section 8(b), and all other outstanding Options will be dealt with in accordance with the terms of Section 8(b) and 8(c) hereof.

(e)                                  The Company shall have a period of (i) twelve (12) months from the date of a Section 6(b) Call Event and (ii) sixty (60) days from the date of any other Call Event (or, if later, with respect to a Section 6(a) Call Event, the date of discovery of an impermissible transfer constituting a Section 6(a) Call Event), in which to give notice in writing to the Employee Stockholder of its election to exercise its rights pursuant to this Section 6 (“Call Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice.  The applicable Repurchase Price and any payment with respect to the Options as described in this Section 6 shall be paid by delivery to the applicable Employee Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Employee Stockholder Entities against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Employee Stockholder Entities or its authorized representative.

(f)                                    Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11(a), if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(e) hereof) from the applicable Employee Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 6(c) or 6(d), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, held by the applicable Employee Stockholder Entities at the time of delivery of a Call Notice in accordance with Section 6(e) hereof; and provided, further, that the Repurchase Calculation Date shall be determined in accordance with Section 7 based on the Repurchase Eligibility Date (unless (x) in the case of a Section 6(b) Call Event, a Section 6(c) Call Event or a Section 6(d) Call Event, the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred, and (y) in the case of a Section 6(a) Call Event, the applicable Repurchase Price would be less if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred); and provided, further, that such delay shall in no event exceed twelve months.  All Options exercisable as of the date of a Call Notice, in the case of a repurchase pursuant to Section 6(c) or 6(d), shall continue to be exercisable until the repurchase of such Options pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

(g)                                 Section 6(a) Call Events, Section 6(b) Call Events, Section 6(c) Call Events, and Section 6(d) Call Events shall be collectively referred to as “Call Events.”

7.                                       Determination of Repurchase Price.  (a)     The Section 5(a) Repurchase Price, Section 6(a) Repurchase Price, Section 6(c) Repurchase Price and the Section 6(d) Repurchase Price are hereinafter collectively referred to as the “Repurchase Price”.  The Repurchase Price shall be calculated as of the last day of the month preceding the later of (i) the month in which the event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs (hereinafter called the “Repurchase Calculation Date”); provided, however, for the purpose of the calculation of the Section 5(a) Repurchase Price, the Repurchase Calculation Date shall be the last day of the month preceding the month in which the Redemption Notice is served.  The event giving rise to the repurchase shall be the death, permanent disability, retirement or termination of employment, of the Employee Stockholder, not the giving of any notice required pursuant to Section 5 or 6.

(b)                                 The Section 5(a) Repurchase Price shall be a per share Repurchase Price equal to the Fair Market Value Per Share (as defined in Section 7(g)) as of the Repurchase Calculation Date.

(c)                                  The Section 6(a) Repurchase Price shall be a per share Repurchase Price equal to the lesser of (i) the Base Price and (ii) the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date (but shall not be less than zero).

(d)                                 The Section 6(c) Repurchase Price shall be a per share Repurchase Price (i) with respect to all Stock other than Option Stock, equal to the Fair Market Value Per Share and (ii) with respect to Option Stock, (A) in the event that a Section 6(c) Call Event described in Section 6(ii) has occurred, equal to the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) and (B) in the event that a Section 6(c) Call Event described in Section 6(c)(i) or (iii) has occurred, equal to the Fair Market Value Per Share.

(e)                                  The Section 6(d) Repurchase Price shall be a per share Repurchase Price (i) with respect to all Stock other than Option Stock, (A) prior to a Public Offering, equal to the lesser of (x) Fair Market Value Per Share and (y) the Base Price plus (1) the Applicable Percentage multiplied by (2) the excess, if any, of Fair Market Value Per Share over the Base Price and (B) after a Public Offering, equal to Market Price Per Share and (ii) with respect to all Option Stock, equal to the lesser of (x) the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) and (y) the Base Price plus (1) the Applicable Percentage multiplied by (2) the excess, if any, of Book Value Per Share over the Base Price.  The “Applicable Percentage” shall mean zero prior to the first anniversary of the Effective Date, twenty-five percent (25%) during the period commencing on the first anniversary of the Effective Date, fifty percent (50%) during the period commencing the second anniversary of Effective Date, seventy-five percent (75%) during the period commencing on the third anniversary of Effective Date and on and after the fourth anniversary of the Effective Date, 100%.

(f)                                    For purposes of this Agreement the following definitions shall apply: “Cause” shall mean (i) the Employee Stockholder’s willful and continued failure to perform Employee Stockholder’s duties with respect to the Company or its subsidiaries which continues after a demand for substantial performance is delivered to Employee Stockholder by the Company, (ii) willful misconduct by Employee Stockholder involving dishonesty or breach of trust in connection with Employee Stockholder’s employment, (iii) an indictment of Employee Stockholder for a felony or misdemeanor involving moral turpitude, or (iv) any material breach by the Employee Stockholder of the provisions of Section 25 hereof or (v) violation of any written Company policy, and “Good Reason” shall mean (i) a reduction in Employee

Stockholder’s base salary (other than any general salary reduction affecting at least the majority of the employees of the Company), (ii) a material and adverse change in the Employee Stockholder’s duties and responsibilities or (iii) a transfer of the Employee Stockholder’s primary workplace by more than fifty (50) miles from the Employee Stockholder’s workplace as of the date hereof.

(g)                                 As used herein, “Fair Market Value Per Share” shall mean (i) after a Public Offering, Market Price Per Share, or (ii) prior to a Public Offering, the fair market value per share of Common Stock, as determined within six (6) months of the Repurchase Calculation Date by the Board of Directors of the Company in good faith (the “Board Determination”).

(h)                                 As used herein, “Book Value Per Share” shall be the quotient of (a) (i) $92,120,000 plus (ii) the aggregate net income of the Company from and after July 10, 1998 (as decreased by any net losses from and after July 10, 1998) excluding the effect of adjustments required or permitted by Accounting Principals Board Opinions Nos. 16 and 17 with respect to assets acquired or liabilities assumed by the Company in the Closing transactions and any related transactions plus (iii) the aggregate dollar amount contributed to (or credited to common stockholders’ equity of) the Company after the July 10, 1998 as equity of the Company (including consideration to be received upon exercise of the Options and other stock equivalents) plus (iv) to the extent reflected as deductions to Book Value Per Share in clause (ii) above (or minus, to the extent reflected as additions to Book Value Per Share in clause (ii) above) unusual or other items recognized by the Company (including, without limitation, extraordinary charges, one time or accelerated write-offs of good will), in each case, if and to the extent determined in the sole discretion of the Board of Directors of the Company, minus (v) the aggregate dollar amount of any dividends paid by the Company after July 10, 1998 and a Public Offering, divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into shares of Common Stock.  The items referred to in the calculations set forth in clauses (a)(ii) through (a)(iv) of the immediately preceding sentence shall be determined in good faith and, to the extent possible, in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company.

(i)                                     As used herein the term “Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form).  A “Qualified Public Offering” shall mean a Public Offering pursuant to an effective registration statement and either (i) such registration statement is for the sale of shares of the Common Stock held by Kohlberg Kravis Roberts & Co. L.P. (the “KKR Partnership”) or its affiliates under such registration statement or (ii) thereafter an active trading market in 40% or more of the Common Stock exists.

(j)                                     As used herein, the term “Market Price Per Share” shall mean the price per share equal to the average of the last sale price of the Common Stock on the Repurchase Calculation Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Repurchase Calculation Date, the average of the closing bid and asked prices on each such exchange at the end of the Repurchase Calculation Date or if there is no such bid and asked price on the Repurchase Calculation Date on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of the Repurchase Calculation Date in the over-the-counter market.

(k)                                  In determining the Repurchase Price, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of this Section 7.

8.                                       Stock Issued to Employee Stockholder Upon Exercise of Stock Options; Termination and Expiration of Options.  (a) The Company may from time to time grant to the Employee Stockholder, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Base Price or at a different option exercise price.

(b)                                 (i)  In the case of an exercise of the put rights described above in Section 5(a)(B) or of the call rights described above in Sections 6(b)(B), 6(c)(B) or 6(d)(ii), all outstanding exercisable Options for which such put or call is exercised that had been granted to the Employee Stockholder under the Option Plan will be automatically terminated upon the payment by the Company to the Employee Stockholder of an amount equal to the applicable Option Excess Price, as provided below; provided, however, in the event the Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Employee Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event the Employee Stockholder’s employment is terminated for any reason, all unexercisable Options (whose exercisability is not otherwise accelerated pursuant to the terms of a Non-Qualified Stock Option Agreement) automatically and immediately upon such termination of employment, terminate without payment in respect thereof.

(ii)                                  In the case of an exercise of the put rights described above in Section 5(a) or of the call rights described above in Section 6(b), with respect to each Option, the “Option Excess Price” is the excess, if any, of the Section 5(a) Repurchase Price over the Option Exercise Price (as defined below), multiplied by the number of Exercisable Option Shares thereunder.

(iii)                               In the case of an exercise of the call rights described above in Section 6(c), with respect to each Option, the “Option Excess Price” is the excess, if any, of the Section 6(c) Repurchase Price, as such price is determined on the basis of Section 7(d) (ii), over the Option Exercise Price, multiplied by the number of Exercisable Option Shares thereunder.

(iv)                              In the case of an exercise of the call rights described above in Section 6(d), with respect to each Option, the “Option Excess Price” is the (x) Applicable Percentage multiplied by (y) the excess, if any, of Book Value Per Share over the Option Exercise Price, multiplied by (z) the number of Exercisable Option Shares thereunder.

For purposes hereof,  “Option Exercise Price” shall mean the exercise price of the shares of Common Stock covered by the applicable Option and “Exercisable Option Shares” shall mean the shares of Common Stock which, at the time of determination of the Option

Excess Price could be purchased by the Employee Stockholder upon exercise of his or her outstanding Options.

(c)                                  With respect to the Options in the event that any termination of employment or other event giving rise to the right to put or call Stock or Options occurs and no such put or call is exercised in accordance with the provisions of this Agreement, then the remaining portion of any outstanding exercisable Options shall expire, subject to Sections 5(c) and 6(f) hereof, in accordance with the terms of Article 3 of the Employee Stockholder’s Non-Qualified Stock Option Agreement.

9.                                       The Company’s Representations and Warranties.  (a) The Company represents and warrants to the Employee Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Issued Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

(b)                                 The Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Employee Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

10.                                 “Piggyback” Registration Rights.  (a) Effective upon the date of this Agreement, until the later of (i) five years from the date hereof and (ii) the first occurrence of a Qualified Public Offering (as defined in Section 7(j) above), the Employee Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement dated as of July 9, 1998 among the Company, Bristol West Associates LLC, a Delaware limited liability company (“Associates”), KKR 1996 Fund L.P. and KKR Partners II, L.P. (the “Registration Rights Agreement”) and, in the case of a Qualified Public Offering and subject to the limitations set forth in this Section 10, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Employee Stockholder were an original party (other than the Company) thereto; provided, however, that at no time shall the Employee Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Employee Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Employee Stockholder consents thereto provided that such consent will not be unreasonably withheld.  Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Employee Stockholder’s rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 10.  All Stock purchased or held by the applicable Employee Stockholder Entities pursuant to this Agreement shall be deemed to be

Registrable Securities as defined in the Registration Rights Agreement.

(b)                                 The Company will promptly notify the Employee Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”) in connection with a Qualified Public Offering.  If within 15 days of the receipt by the Employee Stockholder of such Notice, the Company receives from the applicable Employee Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Employee Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Employee Stockholder and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Employee Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Employee Stockholder Entities.

(c)                                  The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Employee Stockholder Entities, including all shares of Stock which the Employee Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by Associates and investment partnerships and investment limited liability companies affiliated with the KKR Partnership and the denominator of which is the number of shares of Stock owned by Associates and investment partnerships and investment limited liability companies affiliated with the KKR Partnership or (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Employee Stockholders and all Other Employee Stockholders) as more fully described in subsection (d) of this Section 10 or (iii) the maximum number of shares which the Employee Stockholder (pro rata based upon the aggregate number of shares of Common Stock the Employee Stockholder, all Other Employee Stockholders, and all Other Employee Stockholders have requested to be registered) and all Other Employee Stockholders are permitted to register under the Registration Rights Agreement.

(d)                                 If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Qualified Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the “Holders” (as defined in the Registration Rights Agreement), including, without limitation, the Employee Stockholder, Other Employee Stockholders, and all Other Employee Stockholders have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including the exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)                                  Upon delivering a Request the Employee Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Employee Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Employee Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Employee Stockholder’s behalf with respect to the matters specified therein.

(f)                                    The Employee Stockholder agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 10.

11.                                 Pro Rata Repurchases; Dividends.  (a) Notwithstanding anything to the contrary contained in Section 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Employee Stockholders’ Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Employee Stockholder and Other Employee Stockholders pro rata (on the basis of the proportion of the number of shares of Stock and the number of Options each such Employee Stockholder and all Other Employee Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the “Maximum Repurchase Amount”).  The provisions of Section 5(c) and 6(f) shall apply in their entirety to payments and repurchases with respect to Options and shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11(a).  Until all of such Stock and Options are purchased and paid for by the Company, the Employee Stockholder and the Other Employee Stockholders whose Stock and Options are not purchased in accordance with this Section 11(a) shall have priority, on a pro rata basis, over other purchases of Common Stock and Options by the Company pursuant to this Agreement and Other Employee Stockholders’ Agreements.

(b)                                 No dividends on the common stock are expected to be paid by the Company prior to a Public Offering.  In the event any dividends are paid with respect to the Common Stock, the Employee Stockholder will be treated in the same manner as all other stockholders with respect to shares of Common Stock then owned by the Employee Stockholder.

12.                                 Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Stock or Options from the Employee Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Employee Stockholder the right to sell, shares of Stock or the Company has the right to pay, or the Employee Stockholder has the right to receive, the Option Excess Price under the terms of this

Agreement.

13.                                 Covenant Regarding 83(b) Election.  Except as the Company may otherwise agree in writing, the Employee Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired pursuant to Section 1 and the Stock to be acquired upon each exercise of the Employee Stockholder’s Non-Qualified Options; and Employee Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Employee Stockholder files within 30 days after the date hereof, and within 30 days after each exercise of Employee Stockholder’s Non-Qualified Options and with evidence that each such election has been filed in a timely manner.

14.                                 Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Employee Stockholder’s Trust, the Employee Stockholder shall provide the Company with a copy of the instruments creating the Employee Stockholder’s Trust and with the identity of the beneficiaries of the Employee Stockholder’s Trust.  The Employee Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Employee Stockholder’s Trust.

15.                                 Expiration of Certain Provisions.  The provisions contained in Sections 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 4, 5 and 6, shall terminate and be of no further force or effect with respect to any shares of Stock sold by the Employee Stockholder (i) pursuant to an effective registration statement filed by the Company pursuant to Section 10 hereof or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith, among the Employee Stockholder, KKR 1996 Fund L.P., Associates and KKR Partners II, L.P.

16.                                 Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

17.                                 State Securities Laws.  The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the sale of the Stock and the issuance of the Options to the Employee Stockholder.

18.                                 Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Employee Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

19.                                 Amendment.  This Agreement may be amended only by a written instrument signed by the Parties hereto.

20.                                 Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder or to cause the payment of the Option Excess Price, if any.

21.                                 Applicable Law.  The laws of the state of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.  Any suit, action or proceeding against the Employee Stockholder or the Company, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York and the Company and the Employee Stockholder each hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Company and the Employee Stockholder hereby irrevocably waive any objections which either of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.  No suit, action or proceeding against the Company or the Employee Stockholder with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and the Company and the Employee Stockholder hereby irrevocably waive any right which either of them may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.  Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

22.                                 Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

23.                                 Miscellaneous.  (a)  In this Agreement all references to “dollars” or “$” are to United States dollars.

(b)                                 If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c)                                  The Company shall have the right to deduct from any cash payment made under this Agreement to the applicable Employee Stockholder Entities any federal, state or  local income or other taxes required by law to be withheld with respect to such payment.

24.                                 Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the Party to whom it is directed:

(a)

If to the Company, to it at the following address:

Bristol West Holdings, Inc.

5701 Stirling Road

Davie, FL  33314

Attn:  General Counsel

with a copy to:

Kohlberg Kravis Roberts & Co.

9 West 57th Street

New York, New York  10019

Attn:  Perry Golkin

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017-3909

Attn:

Alvin Brown, Esq.

Gary Horowitz, Esq.

(b)                                 If to the Employee Stockholder, to him at the address set forth below under his signature; or at such other address as either party shall have specified by notice in writing to the other.

25.                                 Covenant Not to Compete; Severance; Confidential Information.  (a) In consideration of the Company entering into this Agreement with the Employee Stockholder, the Employee Stockholder hereby agrees effective as of the Effective Date, without the Company’s prior written consent, the Employee Stockholder shall not, directly or indirectly, (i) at any time during or after the Employee Stockholder’s employment with the Company, disclose any Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its subsidiaries, except when required by law; or (ii) at any time during the Employee Stockholder’s employment with the Company and for one year thereafter, directly or indirectly (A) be engaged in or have financial interest (other than an ownership position of less than 5% in any company whose shares are publicly traded or any non-voting non-convertible debt securities in any company) in any business in Competition (as hereinafter defined) or (B) solicit or offer employment to any person who has been employed by the Company or any of its subsidiaries at any time during the 12 months immediately preceding such solicitation.  In the event of a termination of employment by the Company or one of its subsidiaries without Cause or by the Employee Stockholder for Good Reason, for a period for twelve months following either such termination, so long as the Employee Stockholder does not violate the restrictive covenants of this Section 25(a), the Company shall pay, or shall cause the applicable subsidiary to pay, the Employee Stockholder an amount equal to the Employee Stockholder’s annual compensation as such compensation was in effect for the year prior to the year in which the termination of employment occurred.  Such amount shall be paid in substantially equal installments in a manner consistent with the normal payroll practices of the Company or the applicable subsidiary.  As used in this Agreement, the term “Confidential Information” means all non-public information concerning the financial data, strategic business plans, and other non-public, proprietary, and confidential information of the Company, its subsidiaries, the KKR Partnership, and their affiliates (the “Restricted Group”) as in existence during the Employee Stockholder’s employment with the Company and as of the date of any termination of such employment.  As used in this Agreement, a business shall be in “Competition” if it is principally engaged in any business active in the personal auto insurance industry within the United States or any state thereof; provided, however, that the Employee Stockholder’s new employer shall not be in Competition, even if other subsidiaries, divisions or business units controlling, controlled by or under common control with such new employer are otherwise in Competition with the Restricted Group, so long as the Employee Stockholder is employed by a subsidiary, division or other business unit which is not in the personal auto insurance industry, and which provides no advice, services or other assistance to such competing entities.  If the Employee Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

(b)                                 Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Employee Stockholder’s services are unique and because the Employee Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BRISTOL WEST HOLDINGS, INC.

By:
Name:
Title:

Employee Stockholder

Address of the Employee Stockholder

Number of Shares to be Purchased by the Employee Stockholder

Exhibit A

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of              , 200  , is made by and between BRISTOL WEST HOLDINGS, INC. a Delaware corporation (hereinafter referred to as the “Company”), and           , an employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company (hereinafter referred to as “Optionee”).

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock, par value $.01 per share (the “Common Stock”);

WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Options provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1                                      Affiliate

“Affiliate” shall mean, with respect to the Company, any person or entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.  For purposes of this definition and the definition of “Subsidiary” set forth below, the term “control” of a person or entity means the possession, direct or indirect, of the power to (i) vote 50% or more of the voting securities of such person or entity or (ii) direct or cause the direction of the management and policies of such person or entity, whether by contract or otherwise.

Section 1.2                                      Cause

“Cause” shall mean (i) the Optionee’s willful and continued failure to perform Optionee’s duties with respect to the Company or its subsidiaries after a demand by Optionee’s superior for substantial performance is made or delivered to the Optionee by the Company, (ii)

willful misconduct by Optionee involving dishonesty or breach of trust in connection with Optionee’s employment, (iii) an indictment of Optionee for a felony or misdemeanor involving moral turpitude, (iv) if applicable, any material breach by an Optionee of the provisions of Section 25 of the Employee Stockholder’s Agreement, or (v) violation of any written Company policy.

Section 1.3                                      Change of Control

“Change of Control” means (i) sales of all or substantially all of the assets of the Company to a Person who is not an Affiliate of Kohlberg Kravis Roberts & Co., LLC (“KKR”), (ii) a sale by KKR or any of its respective Affiliates resulting in more than 50% of the voting stock of the Company being held by a person or group that does not include KKR or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of KKR; if and only if any such event results in the inability of KKR or any of its Affiliates to elect a majority of the Board of Directors of the Company (or the resulting entity).

Section 1.4                                      Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5                                      Committee

“Committee” shall mean the Compensation Committee of the Company.

Section 1.6                                      Effective Date

“Effective Date” shall mean                 , 200  .

Section 1.7                                      Employee Stockholder’s Agreement

“Employee Stockholder’s Agreement” shall mean that certain Employee Stockholder’s Agreement dated as of the date hereof between the Optionee and the Company.

Section 1.8                                      Group

“Group” means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

Section 1.9                                      Options

“Options” shall mean the non-qualified options to purchase Common Stock granted under this Agreement.

Section 1.10                                Permanent Disability

The Optionee shall be deemed to have a “Permanent Disability” if the Optionee is unable to engage in the activities required by the Optionee’s job by reason of any medically

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determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

Section 1.11                                Person

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.12                                Plan

“Plan” shall mean the 1998 Stock Option Plan for Management and Key Employees of BRW Acquisition, Inc. and Subsidiaries.

Section 1.13                                Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.14                                Retirement

“Retirement” shall mean the time at which the Optionee terminates his/her employment at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or a Subsidiary for at least three (3) years after the Effective Date.

Section 1.15                                Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.16                                Subsidiary

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity which the Company controls, directly or indirectly through one or more intermediaries.

ARTICLE II

GRANT OF OPTIONS

Section 2.1                                      Grant of Options

For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of the number of shares of the Company’s Common Stock set forth on the signature page hereof upon the terms and conditions set forth in this Agreement.

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Section 2.2                                      Exercise Price

Subject to Section 2.4, the exercise price of the shares of stock covered by the Options (the “Option Exercise Price”) shall be$         per share without commission or other charge.

Section 2.3                                      No Right to Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4                                      Adjustments in Options Pursuant to Merger, Consolidation, etc.

Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option, or portions thereof then unexercised, shall be exercisable, in such manner as the Committee determines is reasonably necessary to maintain as nearly as practicable the rights, benefits and obligations that the parties would have had absent such event.  Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1                                      Commencement of Exercisability

(a)                                  Unless otherwise provided in this Agreement, the Option shall become exercisable as follows:

Date Option Becomes Exercisable	Percentage of Option Shares Granted as to Which Option Is Exercisable

After the first anniversary of the Effective Date	20%

After the second anniversary of the Effective Date	40%

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After the third anniversary of the Effective Date	60%

After the fourth anniversary of the Effective Date	80%

After the fifth anniversary of the Effective Date	100%

(b)                                 Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason, and any Option which is not and does not become exercisable as of the Optionee’s termination of employment shall be immediately cancelled.

Section 3.2                                      Acceleration Events

Notwithstanding anything in this Article III to the contrary. the Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option (but only to the extent such Option has not otherwise terminated or become exercisable) upon a Change of Control.

Section 3.3                                      Expiration of Options

Except as otherwise provided in Section 5 or 6 of the Employee Stockholder’s Agreement, the Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

(a)                                  The tenth anniversary of the Effective Date; or

(b)                                 The first anniversary of the date of the Optionee’s termination of employment by reason of death, Permanent Disability or Retirement; or

(c)                                  Immediately upon Optionee’s termination of employment for Cause; or

(d)                                 The first business day which is ninety (90) calendar days after termination of employment of the Optionee for any reason other than death, Permanent Disability, Retirement or termination for Cause; provided, however, that such Options shall not terminate where the extension of the exercise of a put or call right is delayed in accordance with the terms of the Employee Stockholder’s Agreement; or

(e)                                  The date of purchase of the Option pursuant to a put or call right under the Employee Stockholder’s Agreement; or

(f)                                    At the discretion of the Company, in the event of certain business combinations (including, without limitation, any acquisition, merger, consolidation, exchange, liquidation, dissolution or other event) after the Optionee has had a reasonable opportunity to exercise his Options prior to such business combination.

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ARTICLE IV

EXERCISE OF OPTIONS

Section 4.1                                      Person Eligible to Exercise

Except as provided in the Employee Stockholder’s Agreement, during the lifetime of the Optionee, only the Optionee may exercise an Option or any portion thereof.  After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by the Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2                                      Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3                                      Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a)                                  Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)                                 Full payment in cash, by check or by a combination thereof or, subject to limitations imposed by the Committee, in shares of Common Stock or by a combination thereof, for the shares with respect to which such Option or portion thereof is exercised;

(c)                                  A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever reasonable additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

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(d)                                 Full payment to the Company at the time of exercise of the Option of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option, which amounts may, at the Optionee’s election, be paid in full from wages or other income payable to the Optionee by the Company in lieu of any direct payment of such withholding payment; and

(e)                                  In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein.  The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4                                      Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be validly issued, fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                  The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be reasonably necessary or advisable; and

(b)                                 The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5                                      Rights as Stockholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

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ARTICLE V

MISCELLANEOUS

Section 5.1                                      Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options.  In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2                                      Options Not Transferable

Except as provided in the Employee Stockholder’s Agreement, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3                                      Shares to Be Reserved

The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4                                      Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or when sent by overnight delivery or telecopy.

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Section 5.5                                      Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6                                      Applicability of Plan and Employee Stockholder’s Agreement

The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Employee Stockholder’s Agreement, to the extent applicable to the Options and such shares.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  In the event of any conflict between this Agreement or the Plan and the Employee Stockholder’s Agreement, the terms of the Employee Stockholder’s Agreement shall control.

Section 5.7                                      Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 5.8                                      Governing Law

The laws of the State of Delaware (or if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.9                                      Jurisdiction

Any suit, action or proceeding against the Optionee or the Company with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, as the Company may elect in its sole discretion, and the Optionee and the Company each hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Optionee or the Company each hereby irrevocably waive any objections which either of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.  No suit, action or proceeding against the Company or the Optionee with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and the Optionee and the Company each hereby irrevocably waive any right which either of them may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.  The Company and the Optionee each hereby submit to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.  The Optionee and the Company each hereby irrevocably

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and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

BRISTOL WEST HOLDINGS, INC.

By:
Name:
Title:

Name:
Number of Shares Subject to the Option

Address

Optionee’s Taxpayer Identification Number: